Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-138257

PROSPECTUS SUPPLEMENT NO. 27

DATED NOVEMBER 3, 2008

(To Prospectus Dated November 17, 2006)

BIOVEST INTERNATIONAL, INC.

18,000,000 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated November 17, 2006, of Biovest International, Inc. (the “Company”) as supplemented by Supplement No. 26 thereto dated September 29, 2008, No. 25 thereto dated August 14, 2008, Supplement No. 24 thereto dated August 1, 2008, Supplement No. 23 thereto dated July 14, 2008, Supplement No. 22 thereto dated June 6, 2008, Supplement No. 21 thereto dated May 16, 2008, Supplement No. 20 thereto dated April 17, 2008, Supplement No. 19 thereto dated February 15, 2008, Supplement No. 18 thereto dated February 7, 2008, Supplement No. 17 thereto dated January 28, 2008, Supplement No. 16 thereto dated January 22, 2008, Supplement No. 15 thereto dated December 31, 2007, Supplement No. 14 thereto dated December 31, 2007, Supplement No. 13 thereto dated November 2, 2007, Supplement No. 12 thereto dated October 18, 2007, Supplement No. 11 thereto dated September 11, 2007, Supplement No. 10 thereto dated August 15, 2007, Supplement No. 9 thereto dated June 29, 2007, Supplement No. 8 thereto dated June 14, 2007, Supplement No. 7 thereto dated May 15, 2007, Supplement No. 6 thereto dated April 19, 2007, Supplement No. 5 thereto dated March 28, 2007, Supplement No. 4 thereto dated February 14, 2007, Supplement No. 3 thereto dated January 19, 2007, Supplement No. 2 thereto dated December 29, 2006 and Supplement No. 1 thereto dated December 14, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1 through 26 thereto. The Prospectus relates to the public sale, from time to time, of up to 18,000,000 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1 through 26.

This prospectus supplement includes the attached Form 8-K filed on October 31, 2008, as filed by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated November 17, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 3, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2008, and effective as of September 30, 2008, Biovest International, Inc. (the “Company”) entered into an agreement with Pulaski Bank and Trust Company of St. Louis, MO (“Pulaski”) to extend the maturity date of the Promissory Notes with Pulaski (the “Pulaski Notes”) through March 31, 2009 (the “Extension”). In consideration for the Extension, the Company agreed to issue to Pulaski 100,000 shares of the Company’s unregistered Common Stock. Copies of the extended Pulaski Notes are attached as Exhibits hereto.

On October 29, 2008, and effective as of October 15, 2008, the Company closed an additional agreement with one additional investor related to a private placement of its 15% Secured Convertible Debentures (the “Debentures”), which had an initial tranche closing on September 22, 2008. The definitive documents permit the company to place up to $5,000,000 in principal amount of its Debentures (the “Private Placement”). The Company has sold $300,000 in principal amount of its Debentures to one investor (the “Second Tranche”).

The Debentures are convertible into the Company’s common stock at $0.32 per share (the “Conversion Price”) and, provided certain conditions are satisfied, the Company may, at its option, redeem the Debentures for an amount equal to 110% of the then outstanding principal. Each purchaser of Debentures in the Private Placement has the right to elect to be repaid in one of the following methods: a) Commencing six months after closing, the Debentures will be amortized through twelve equal monthly payments; or b) A single lump-sum payment of all remaining outstanding principal and accrued interest shall be made on March 31, 2010. All principal amortization payments and monthly interest payments will be made in cash or the Company may elect to make the payments in shares of its common stock. The Company’s ability to pay interest with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of redemption amount unless the shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements. Any common stock delivered in satisfaction of an amortization payment will be valued at the lesser of (i) the conversion price in effect at the time of the amortization payment or (ii) 90% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the amortization payment date. The Company has the ability to make payment of interest with shares of the Company’s common stock if the conditions stated herein are not met, upon the consent of the holder of the Debenture, and in that event the common stock delivered in satisfaction of an amortization payment will be valued at the lesser of (i) the conversion price in effect at the time of the amortization payment or (ii) 80% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the amortization payment date.

As a part of the Second Tranche of the Private Placement, the Company issued Warrants to the purchaser of the Debentures giving him the right to purchase 468,750 shares of the Company’s common stock at an exercise price of $0.40 per share (the “Exercise Price”). The warrant exercise prices are subject to adjustment for stock splits, stock dividends, and the like. Additionally, the Debentures issued in the Second Tranche permit the holder to convert into 937,500 shares of the Company’s common stock. In addition, the Company issued a total of 947,867 shares of its unregistered common stock to the purchaser of the Debentures in payment of an Amended and Restated Promissory Note which was converted into an investment in the Debentures.

In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other securities convertible into the Company’s common stock, for an effective per share price less than the Conversion Price or in the instance of warrants the Exercise Price then in effect, the conversion price of all unconverted Debentures and the Exercise Price of all unexercised Warrants will be decreased to equal such lower price. The above-described adjustments to the Conversion Price and Exercise Price for future stock issuances by the Company will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions.

In connection with the Private Placement, the Company and the purchaser of the Debentures entered into a Security Agreement under which the obligations pursuant to the Debentures and other transaction documents are secured by a second lien in the Company’s assets.

In connection with the Private Placement, the Company and the purchaser of the Debentures entered into a Registration Rights Agreement under which the Company is required, on or before November 3, 2008, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants, or the maximum portion of such issuable shares allowable pursuant to SEC Guidance, and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 150 days after filing if there is no SEC review of the registration statement, or 165 days after filing if there is an SEC review). The Company shall not be required to maintain the effectiveness, or file another Registration Statement pursuant to the Registration Rights Agreement with respect to any shares that are eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144.

On October 29, 2008, and effective as of October 15, 2008, the Company agreed to issue to the Purchaser in the Second Tranche of the Private Placement a warrant to purchase a total of 375,000 shares of the Company’s common stock at an exercise price of $0.40 per share, vested immediately with a five-year term. This warrant was issued in consideration of the agreement of this Purchaser to extend the maturity date of his existing promissory note which had previously reached maturity. A copy of the warrant is attached as an Exhibit to this Current Report on Form 8-K.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: October 31, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Promissory Note dated as of September 30, 2008, between Biovest International, Inc. (“Biovest”) and Pulaski Bank and Trust Company. (“Pulaski”).

10.2	Promissory Note dated as of September 30, 2008, between Biovest and Pulaski.

10.3	Common Stock Warrant from Biovest to Philip E. Rosensweig dated as of October 15, 2008.

EXHIBIT 10.1

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call/Cell	Account	Officer	Initials
$450,000.00	09-30-2008	03-31-2009	600-7011175		1206	008

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “ * * *” has been omitted due to text length limitations.

Borrower:	BIOVEST INTERNATIONAL INC.	Lender:	PULASKI BANK
	324 South Hyde Park Avenue, Suite 350 Tampa, FL 33606		12300 OLIVE BLVD ST LOUIS, MO 63141

Principal Amount:	$450,000.00	Date of Note:	September 30, 2008

PROMISE TO PAY. BIOVEST INTERNATIONAL INC. (“Borrower”) promises to pay to PULASKI BANK (“Lender”), or order, in lawful money of the United States of America, the principal amount of Four Hundred Fifty Thousand & 00/100 Dollars ($450,000.00), together with Interest on the unpaid principal balance from September 30, 2008, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $450,000.00 plus interest on March 31, 2009. This payment due on March 31, 2009, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning October 31, 2008, with all subsequent interest payments to be due on the last day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate of Interest. This is the base rate on corporate loans posted by at least 75% of the nation’s largest banks (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 5.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 3.000 percentage points over the Index, rounded to the nearest percent, resulting in an initial rate of 8.000% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis: that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications, concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or as limitations or as full satisfaction of a disputed amount must be mailed or delivered to: PULASKI BANK, 12300 OLIVE BLVD. ST LOUIS, MO 63141.

LATE CHARGE. If a payment is more than 15 days late, Borrower will be charged 5.000% of the regularly scheduled payment or $5.00, whichever is less.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased by adding a 2.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes at disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

PROMISSORY NOTE
Loan No: 600-7011175	(Continued)	Page 2

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of ST LOUIS County, State of Missouri.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrowers accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

FINANCIAL STATEMENT REQUIREMENTS. Borrower Financial Statements and Tax Returns to be provided annually or at any other time as requested by Lender

Borrower further agrees to provide or cause so be provided to Lender, personal financial statements and personal tax returns for all Guarantors of any Promissory Note from Borrower to Lender

The above to be certified by Borrower’s as true and correct. Failure to provide above Information within 120 days, shall be construed a term of default and subject to Lender’s remedies.

CONDITIONS OF NOTE RENEWAL AND ACCEPTANCE. Borrower acknowledges and agrees that this renewal note, as well as the renewal for the related note #600-7010984 from Borrower to Lender, will only be accepted by Lender subject to receipt of the following items:

By executing the Notes and presenting them to Lender, Borrower agrees that $90,000.00 into the Reserve account with Lender, and

100,000 shares of stock of Biovest International will be issued to Lender as the fee for both loan extensions.

Lender acknowledges that the above referenced deposit and stock issuance is in aggregate for the renewal of both Notes and not separate requirements for each Note.

PRIOR NOTE. This note represents a renewal of a Promissory Note under the same loan number dated June 30, 2008.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral: or impair, fail to realize upon perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT. ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING. WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

PRIOR TO SIGNING THIS NOTE. BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Steven Arikian, Chairman and CEO of BIOVEST INTERNATIONAL, INC.

EXHIBIT 10.2

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No.	Call / Cell	Account	Officer	Initials
$600,000.00	09-30-2008	03-31-2009	600-7010984		1206	008

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or Item.

Any Item above containing ***** has been omitted due to text length limitations.

Borrower:	BIOVEST INTERNATIONAL INC.	Lender:	PULASKI BANK
	324 South Hyde Park Avenue, Suite 350		12300 OLIVE BLVD
	Tampa, FL. 33606		ST LOUIS, MO 63141

Principal Amount: $600,000.00	Date of Note: September 30, 2008

PROMISE TO PAY. BIOVEST INTERNATIONAL INC. (“Borrower”) promises to pay to PULASKI BANK (“Lender”), or order, in lawful money of the United States of America, the principal amount of Six Hundred Thousand & 00/100 Dollars ($600,000.00), together with interest on the unpaid principal balance from September 30, 2008, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $600,000.00 plus interest on March 31, 2009. This payment due on March 31, 2009, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning October 31, 2008, with all subsequent interest payments to be due on the last day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or as such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The Interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate of Interest. This is the base rate on corporate loans posted by at least 75% of the nation’s largest banks (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans, if the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 5.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 3.000 percentage points over the Index, rounded to the nearest percent, resulting in an initial rate of 8.000% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; this is, by applying this ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due, Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: PULASKI BANK, 12300 OLIVE BLVD, ST LOUIS, MO 63141.

LATE CHARGE. If a payment is more than 15 days late, Borrower will be charged 5.000% of the regularly scheduled payment or $5.00, whichever is less.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased by adding a 2.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Barrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days: or (2) it the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of

PROMISSORY NOTE
Loan No: 600-7010984	(Continued)	Page 2

the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of ST LOUIS County, State of Missouri.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone also and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorize Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

FINANCIAL STATEMENT REQUIREMENTS. Borrower Financial Statements and Tax Returns to be provided annually or at any other time as requested by Lender

Borrower further agrees to provide or cause to be provided to Lender, personal financial statements and personal tax returns for all Guarantors at any Promissory Note from Borrower to Lender

The above to be certified by Borrower’s as true and correct. Failure to provide above information within 120 days, shall be construed a term of default and subject to Lender’s remedies.

CONDITIONS OF NOTE RENEWAL AND ACCEPTANCE. Borrower acknowledges and agrees that this renewal note, as well as the renewal for the related note #600-7011175 from Borrower to Lender, will only be accepted by Lender subject to receipt of the following items:

By executing the Notes and presenting them to Lender, Borrower agrees that $90,000.00 into the Reserve account with Lender, and

100,000 unregistered shares of stock of Biovest International will be issued to Lender as the fee for both loan extensions.

Lender acknowledges that the above referenced deposit and stock issuance is in aggregate for the renewal of both Notes and not separate requirements for each Note.

PRIOR NOTE. This note represents a renewal of a Promissory Note under the same loan number dated June 30, 2008.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successor and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person with signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree the Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWERS) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS, BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

BIOVEST INTERNATIONAL INC.

By:	/s/ Steven Arikian
Steven Arikian, M.D. Chairman and CEO of
BIOVEST INTERNATIONAL, INC.

EXHIBIT 10.3

WARRANT

Dated as of October 15, 2008

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-4195	Warrant to Purchase up to 375,000
Shares of Common Stock
375,000 shares at $0.40 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after October 14, 2013

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, specifically but without limitation in consideration of forbearance in exercising his rights and/or instituting efforts at collection pursuant to an existing Promissory Note dated September 10, 2007 pending negotiations regarding the restructure of that Promissory Note, Philip E. Rosensweig (including any transferee, the “Holder”), are entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on October 15, 2008 (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on October 14, 2013 (the “Expiration Date”) up to 375,000 shares of Common Stock at an exercise price per share of $0.40 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a forbearance arrangement between the Holder and the Company.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date of issue, September 12, 2008 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

(d) In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely affect the Company.

(e) The Holder represents that he/she is an “Accredited Investor” as defined in the Act.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/Alan M. Pearce
Name: Alan M. Pearce Title: CFO

Exhibit A to Common

Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase _______ shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $_______ therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO: _____________________________________________________________________________________________

(NAME)

______________________________________________________________________________________________________

(ADDRESS, INCLUDING ZIP CODE)

______________________________________________________________________________________________________

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO: __________________________________________________________________________________________

(NAME)

______________________________________________________________________________________________________

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO: _____________________________________________________________________________________________

(NAME OF HOLDER)

______________________________________________________________________________________________________

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO: __________________________________________________________________________________________

(NAME OF HOLDER)

______________________________________________________________________________________________________

(ADDRESS, INCLUDING ZIP CODE)

Dated: ___________________________	[NAME OF HOLDER1]

	By:	___________________________________________
Name: Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit B to Common

Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                 Address                     No. of Shares

and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated: ____________________________	[NAME OF HOLDER1]

	By:	___________________________________________
Name: Title:

1	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.